Exhibit #(21)



                      SUBSIDIARIES OF THE REGISTRANT


Name of Subsidiary                                State of Incorporation

First National Bank                               Virginia

FNB Financial Services, Inc.                      Virginia

FNBO Co., Inc.                                    Virginia